UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2011
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-153354 (Commission File Number)	98-0460379 (IRS Employer Identification No.)

Suite #222, 6820 188th Street Surrey, British Columbia, Canada (Address of principal executive offices)	V4N 3G6 (Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2011, the board of directors of Sharprock Resources Inc. (the "Company") appointed Daniel J. Kunz as Chairman of the board of directors and Craig Alford as a director. On October 17, 2011, the board of directors of the Company accepted the resignation of Harpreet Sangha as Chief Financial Officer (he continues as Chief Executive Officer, President, Secretary and a director) and appointed Raymond Steele as the Company's Chief Financial Officer.

As a result, the Company's current officers and directors are as follows:
Name	Position
Harpreet Sangha	President, Chief Executive Officer, Secretary and a director
Daniel Kunz	Chairman of the board of directors
Craig Alford	Director
Raymond Steele	Chief Financial Officer

Daniel J. Kunz is the co-founder, President and Chief Executive Officer and a director of U.S. Geothermal Inc. He has served as a director of Geothermal since March 2000, and was Chairman of the Board of Directors from March 2000 until December 2003. In addition, he was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 until October 31, 2000, and served as its President, Chief Executive Officer and Director from November 1, 2000 until March 1, 2003. Mr. Kunz was a founder of and directed the 1993 initial public offering of the NASDAQ listed MK Gold Company (President, Director & CEO) and for 17 years held executive positions with NYSE listed Morrison Knudsen Corporation (including Vice President & Controller). He has more than 30 years of experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science. He is currently a director of several companies publicly traded on the TSX Venture Exchange including Kenai Resources Ltd. and Chesapeake Gold Corp.

Craig Alford, PGeo, has been involved for over 26 years in mineral exploration and mining development. His experience has focused on precious and base metal deposits throughout North and South America, Central Asia, China, Australia and Africa. This experience has included independent consulting assignments, in addition to the management of major and junior company exploration programs worldwide. Mr. Alford holds both a Bachelor of Science (Honours) and a Master of Science in Geology and is a professional geologist registered with the Association of Professional Geoscientists of Ontario (APGO).

Raymond Steele has over 25 years' experience as an investment professional managing money for pension funds, mutual funds, and other institutional clients. He was a founder, investment manager, and CFO of Mavrix Fund Management Inc, a TSX listed company, from 2001 to 2010. Mr. Steele has a B.Comm from the University of Ottawa, is a Certified Management Accountant, and a Chartered Financial Analyst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPROCK RESOURCES INC.
DATE: October 20, 2011	"Harpreet Sangha" Harpreet Sangha President, Chief Executive Officer and director

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